UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 Bunker Hill Road, Suite 900, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713- 961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

Amendments to Bylaws

On February 26, 2026, the Board of Directors (the “Board”) of Quanex Building Products Corporation (the “Company”) approved several amendments to the Company’s Fourth Amended and Restated Bylaws (the “Bylaws”). The amendments to the Bylaws were the result of a comprehensive review to modernize the Bylaws consistent with applicable law, including to:

•	expressly authorize stockholder meetings to be held solely by means of remote communication, as permitted by Section 211(a)(2) of the Delaware General Corporation law (the “DGCL”), specifying that the notice of the adjourned meeting time is not required if the time, place and means of remote communication are announced at the original meeting;

•	address the SEC’s universal proxy rules under Rule 14a-19 of the Securities Exchange Act of 1943, as amended (the “Exchange Act”), where stockholders seeking to nominate director candidates must now comply with Rule 14a-19, and if a stockholder provides notice pursuant to Rule 14a-19(b) but subsequently fails to comply with the solicitation requirements or abandons its solicitation efforts, the nominations will be deemed null and void;

•	enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors or proposed business, including requiring additional background information and disclosures regarding proposing stockholders, proposed business or nominees, and other persons related to a stockholder’s solicitation of proxies, including ownership interests in derivative equity securities;

•	authorize the Company to request information from proposed director nominees to determine whether they satisfy any requirements or qualifications set forth in the Bylaws or applicable stock exchange listing requirements, including with respect to independence standards;

•	remove transitory language relating to previously completed declassification of the Board;

•	establish “emergency bylaws” in accordance with Section 110 of the DGCL, where, during an emergency condition, the directors in attendance at a board meeting will constitute a quorum, and such directors may take action to appoint additional members to standing or temporary committees as necessary to exercise the authority contemplated by Section 110 of the DGCL; and

•	modernize communication methods to authorize the Company to provide notice to directors by video conference, and also expressly reference email and other forms of electronic transmission as defined in Section 232 of the DGCL, including the removal of outdated communication methods.

The amendments to the Bylaws also incorporate various non-material updates and technical, modernizing, and conforming changes. The foregoing discussion is qualified in its entirety by reference to the full text of the Fifth Amended and Restated Bylaws of the Company, which are attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 26, 2026, the Company held its Annual Meeting of Stockholders, pursuant to notice and proxy mailed on or about January 28, 2026, to the Company’s stockholders of record as of January 7, 2026. There were 45,938,400 shares of common stock entitled to vote at the meeting, and a total of 39,532,896 shares were represented at the meeting in person or by proxy.

At the Annual Meeting, eight directors were elected for terms expiring at the Company’s 2027 Annual Meeting, with the following tabulation of votes for each nominee:

Director Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes	Percent of Shares Cast in Favor *
Bradley Hughes	36,929,772	1,285,758	6,579	1,310,787	96.64%
Mary Lawler	38,080,066	136,040	6,003	1,310,787	99.64%
Jason Lippert	36,909,057	1,262,369	50,684	1,310,787	96.69%
Donald Maier	34,559,170	3,610,004	52,934	1,310,787	90.54%
Manish Shah	36,933,959	1,269,798	18,353	1,310,787	96.68%
Amit Singhi	36,940,567	1,263,551	17,992	1,310,787	96.69%
William Waltz, Jr.	36,944,620	1,223,669	53,820	1,310,787	96.79%
George Wilson	37,749,921	462,805	9,384	1,310,787	98.79%

	*Excludes Abstentions and Broker Non-Votes

In addition to the election of directors, stockholders at the Annual Meeting took the following actions:

•	Provided an advisory “say on pay” vote approving the compensation of the Company’s named executive officers;

•	Ratified the Audit Committee’s appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending October 31, 2026;

The tabulation of votes for the “say on pay” and auditor ratification proposals is set forth below:

Proposal	Votes For	Votes Against	Abstain	Broker Non-Votes	Percent of Shares Cast in Favor *
Advisory Vote to Approve Named Executive Officer Compensation	37,367,470	831,040	23,600	1,310,787	97.82%
Ratification of Company’s Independent Auditor	39,399,858	124,387	8,651	-	99.69%

	*Excludes Abstentions and Broker Non-Votes

Item 9.01. Financial Statements and Exhibits.

3.1	Fifth Amended and Restated By laws of the Registrant dated as of February 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION

Date: March 3, 2026	/s/ Paul B. Cornett

Paul B. Cornett
Senior Vice President – General Counsel and Secretary